                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF BANCTEC, INC.

 1. BancTec USA, Inc., a Delaware corporation.

 2. BancTec (Management), Inc., a Delaware corporation.

 3. BancTec (Export), Inc., a Virgin Islands corporation.

 4. BancTec (Puerto Rico), Inc., a Delaware corporation.

 5. BancTec (Canada), Inc., a Canadian corporation.

 6. BancTec Limited, a U.K. corporation.

 7. BancTec (Australia) Pty Limited, an Australian corporation.

 8. BancTec Japan, Inc., a Japan corporation.

 9. Recognition UK Limited, a U.K. corporation.

10. Recognition Danmark A/S, a Danish corporation.

11. Recognition Sverige A.B., a Swedish corporation.

12. Recognition Iberica S.A., a Spanish corporation.

13. Recognition Benelux B.V., a Dutch corporation.

14. Recognition Japan Inc., a Delaware corporation.

15. ScanData Holding N.V., a Netherlands corporation

  ScanData GmbH, a German corporation.

  ScanData France S.A., a French corporation.

  ScanData B.V., a Dutch corporation.

  BanTech AB, a Swedish corporation.

                                       49